Noveon, Inc.                                                            news
9911 Brecksville Road
Cleveland, Ohio
44141-3247
216.447.5000

Investor Relations & Media Contact:
Sean Stack
(216) 447-6494

           NOVEON REPORTS RECORD SALES LEVEL IN THE SECOND QUARTER

Cleveland, Ohio, July 24 - Noveon, Inc. today reported selected financial results for the second quarter of 2003.
                                Three Months  Ended   Six Months Ended
                                        June 30           June 30
                                    2003       2002    2003    2002
                                    ----       ----    ----    ----
            ($M)                       Unaudited         Unaudited
--------------------------------------------------------------------
Sales                               $294.0    $280.9  $576.3  $540.3
--------------------------------------------------------------------
Gross profit                         $85.8     $94.6  $167.5 $176.9
--------------------------------------------------------------------
Operating income                     $30.7     $38.3   $56.4  $67.7
--------------------------------------------------------------------
Net income                           $10.7     $15.8   $16.0  $24.3
--------------------------------------------------------------------
Net income excluding special items   $11.6     $17.2   $18.9  $25.8
--------------------------------------------------------------------
Net cash provided by operating
  activities                         $40.4     $59.1   $40.7  $61.9
--------------------------------------------------------------------
EBITDA                               $52.4     $57.6  $100.0 $107.8
--------------------------------------------------------------------
EBITDA excluding special items       $53.4     $59.3  $103.0 $109.6
--------------------------------------------------------------------
Free cash flow                       $28.5     $52.7   $50.0  $80.7
--------------------------------------------------------------------


In this press release Noveon refers to various non-GAAP (generally accepted accounting principles) financial measures including EBITDA and free cash flow. There are tables that provide reconciliations of the reported GAAP amounts to the various non-GAAP amounts referred to herein. EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. Free cash flow is defined as EBITDA less capital expenditures plus or minus changes in accounts receivable, inventory and accounts payable. Management believes EBITDA and free cash flow provide additional information commonly used by our stakeholders with respect to both the performance of our fundamental business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. Noveon has provided financial information for the second quarter and first six months of 2003 and 2002 for the reported results of operations and the reported results excluding special items of restructuring and consolidation costs and the cumulative effect of an accounting change. Noveon believes this information is useful to our stakeholders in understanding our operating results and the ongoing performance of our underlying businesses without the impact of these special items.

SECOND QUARTER RESULTS
For the quarter ended June 30, 2003, Noveon reported sales of $294.0 million, EBITDA of $52.4 million and net income of $10.7 million. For the second quarter of 2002, Noveon reported sales of $280.9 million, EBITDA of $57.6 million and net income of $15.8 million.

Noveon recorded restructuring charges in the quarter of $1.0 million targeted at further reducing our overhead structure. EBITDA excluding special items in the second quarter of 2003 was $53.4 million. Net income excluding special items for the second quarter of 2003 was $11.6 million. EBITDA excluding special items in the second quarter of 2002 was $59.3 million. Net income excluding special items in the second quarter of 2002 was $17.2 million.

Sales increased 5% in the quarter from the prior year reflecting the stronger euro, acquisition-related revenue primarily in our food and beverage and Performance Coatings product lines, and higher volumes across most of Noveon's portfolio. All product lines, with the exception of certain product lines within Performance Coatings and TempRite(R) CPVC due to a delayed start to the building season, exhibited organic volume growth during the quarter with our Personal Care and Estane(R) TPU product lines showing particular strength. EBITDA excluding special items of $53.4 million decreased 10% from the prior year as significantly higher raw material and utility costs and lower Performance Coatings volumes more than offset higher volumes across many of our product lines, continued manufacturing productivity, lower selling, general and administrative expenses and the strength of the euro. Free cash flow decreased to $28.5 million in 2003 from $52.7 million in 2002 due to a $5.8 million increase in capital spending primarily as a result of the timing of capacity-related projects, higher working capital associated with increased sales, and lower EBITDA.

Steve Demetriou, Noveon president and chief executive officer, said, "In the second quarter, we generated record sales despite the present business environment. Our strong focus and commitment to new product development and bolt-on acquisitions as well as the stronger euro are yielding benefits to Noveon's top line. This was our fifth consecutive quarter of sales growth over the prior year driven by organic volume growth in most of our product lines led by Personal Care and Estane(R) TPU. These positives were offset by significantly higher raw material costs and continued sluggishness in Performance Coatings." Demetriou went on to say, "We continue to see the benefits of our ongoing productivity initiatives, which have allowed us to add growth resources, accelerate new product initiatives and expand globally. In addition, we recently completed a successful refinancing of our senior term debt. Due to favorable conditions in the capital markets and Noveon's performance, we were able to reduce our borrowing margin by approximately 75 basis points which equates to an annual interest savings of $3.7 million. As a result of these initiatives, we are well positioned to benefit from the eventual economic recovery and the return of raw material costs to more normal levels."

CONSUMER SPECIALTIES
Sales increased 16% to $86.5 million from $74.8 million compared with the prior year second quarter in our Consumer Specialties Segment. Personal Care product lines led segment sales growth with continued strong global volume of Carbopol(R) acrylic thickener and successful new product introductions of Aqua SF1, a liquid thickener, and Fixate(TM), a product used in hair care applications. In addition, the impact of acquisitions and the stronger euro also contributed to higher sales. EBITDA increased by 2% or $0.4 million to $19.5 million in the second quarter of 2003 from $19.1 million in the second quarter of 2002, as higher personal care, pharmaceutical and food and beverage sales were offset by substantially higher raw material and utility costs and tolling expenses related to acquisition integration within the food and beverage product lines.

SPECIALTY MATERIALS
The Specialty Materials segment reported a sales increase of 5% to $110.8 million from $105.8 million compared to the second quarter of the prior year due to the impact of the stronger euro, higher Estane(R) TPU related volume in Asia and North America, and record volume in TempRite(R) CPVC Blazemaster(R) fire sprinkler applications; partially offset by lower TempRite(R) CPVC volume in FlowGuard Gold(R) plumbing applications due to a delayed start to the building season as well as the impact of continued low industrial capital spending on our Corzan(R) industrial piping applications. EBITDA decreased by 7% or $2.2 million to $28.7 million in the second quarter of 2003 from $30.9 million in the second quarter of 2002 principally due to higher raw material and utility costs, partially offset by lower manufacturing and selling, general and administrative spending.

PERFORMANCE COATINGS
Performance Coatings sales declined 4% to $96.7 million from $100.3 million compared to the second quarter of the prior year as the benefit from acquisitions, the stronger euro, higher selling prices and a favorable sales mix, were more than offset by lower volume due to reduced demand in paints and coatings, engineered paper and textile finishing-related applications, in addition to some lost business. EBITDA decreased by 25% or $5.6 million to $17.1 million in the second quarter of 2003 from $22.7 million in the second quarter of 2002 due to lower volume and substantially higher raw material and utility costs, partially offset by lower manufacturing costs, higher selling prices and the benefits from acquisitions.

CORPORATE
In the second quarter, corporate overhead expenses excluding depreciation and amortization decreased by $1.5 million to $11.9 million in 2003 from $13.4 million in 2002. The decrease is primarily the result of productivity improvements and cost controls.

SIX MONTHS RESULTS
For the six months ended June 30, 2003, Noveon reported sales of $576.3 million, EBITDA of $100.0 million and net income of $16.0 million. For the six months ended June 30, 2002, Noveon reported sales of $540.3 million, EBITDA of $107.8 million and net income of $24.3 million.

During the first six months, Noveon recorded restructuring charges of $3.0 million targeted at further reducing our overhead structure. EBITDA excluding special items in the first half of 2003 was $103.0 million. Net income excluding special items for the first half of 2003 was $18.9 million. EBITDA excluding special items in the first half of 2002 was $109.6 million. Net income excluding special items in the first half of 2002 was $25.8 million.

Sales increased 7% from the prior year reflecting the stronger euro, acquisition-related revenue primarily in our food and beverage and Performance Coatings product lines and higher volumes across most of Noveon's portfolio. All product lines, with the exception of certain lines within Performance Coatings, polymer additives and TempRite(R) CPVC, exhibited organic volume growth during the first half of 2003 with our Personal Care product lines growing at double digit rates and Estane(R) TPU showing particular strength in Asia and North America. EBITDA excluding special items of $103.0 million decreased 6% from the prior year as significantly higher raw material and utility costs and lower Performance Coatings volumes more than offset higher volumes across many of our product lines, continued manufacturing productivity, lower selling, general and administrative expenses and the strength of the euro. Free cash flow decreased to $50.0 million in 2003 from $80.7 million in 2002 due to a $17.4 million increase in capital spending related to the timing of capacity-related projects, higher working capital associated with higher sales and lower EBITDA.

Noveon will be hosting a conference call to discuss second quarter results today, July 24, 2003 at 9:00 AM ET. Domestic callers should dial 1 (800) 588-4973 and international callers should dial 1 (847) 413-2407 and ask to be connected to the Noveon second quarter earnings call (confirmation code 7460128). A replay of the call will be available through Tuesday, July 29 by calling (domestic) 1 (888) 843-8996 or (international) 1 (630) 652-3044 with the above confirmation code.

Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications with revenues in 2002 of $1.1 billion. Noveon is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong.

This release contains forward-looking statements that relate to future events or performance. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results express or implied in this or other Company statements will not be realized. Furthermore, investors are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from the forward-looking statements. Important factors that may affect our expectations, estimates or projections include:

o the effects of the substantial debt we have incurred in connection with our acquisition of the Performance Materials Segment of Goodrich and our ability to refinance or repay that debt;

o    changes in customer requirements in markets or industries we serve;

o    general economic and market conditions;

o    competition within our industry;

o our access to capital markets and any restrictions placed on us by any current or future financing arrangements;

o    environmental and government regulations;

o the effect of risks of investing in and conducting operations in foreign countries, including political, social, economic, currency and regulatory factors;

o    changes in the price and supply of major raw materials; and

o the effect of fluctuations in currency exchange rates on our international operations.

Further information about these risks can be found in the Company's filings with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    # # #

                                Noveon, Inc.

                  Condensed Consolidated Income Statement
                           (dollars in millions)
                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                            JUNE 30,            JUNE 30,
                                       ----------------------------------------
                                         2003     2002       2003      2002
                                       ----------------------------------------
                                                    (unaudited)

Sales                                    $294.0   $280.9     $576.3    $540.3
Cost of sales                             208.2    186.3      408.8     363.4
                                       ------------------- --------------------

Gross profit                               85.8     94.6       167.5     176.9
Selling and administrative expenses        50.4     51.3       100.8     100.4
Amortization expense                        3.7      3.3         7.3       7.0
Restructuring and consolidation costs       1.0      1.7         3.0       1.8
                                       ------------------- --------------------

Operating income                           30.7     38.3        56.4      67.7
Interest expense--net                      18.2     19.2        36.1      38.5
Other expense (income)--net                 0.3     (0.1)        0.2        -
                                       ------------------- --------------------
Income before income taxes and
  cumulative effect
  of accounting change                     12.2     19.2        20.1      29.2
Income tax expense                          1.5      3.4         3.6       4.9
                                       ------------------- --------------------
Income before cumulative effect of
  accounting change                        10.7     15.8        16.5      24.3
Cumulative effect of accounting
  change--net of tax                         -        -          0.5        -
                                       ------------------- --------------------
Net income                               $ 10.7   $ 15.8      $ 16.0    $ 24.3
                                       =================== ====================

                                Noveon, Inc.

                    Condensed Consolidated Balance Sheet
                           (dollars in millions)


                                                      JUNE 30,   DECEMBER 31,
                                                        2003         2002
                                                    ---------------------------
                                                     (unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents                            $   81.4     $  79.5
Accounts and notes receivable, net of allowances
  ($8.8 and $9.0 at June 30, 2003
   and December 31, 2002, respectively)                 164.7       135.7
Inventories                                             146.4       144.1
Prepaid expenses and other current assets                 8.4         7.2
                                                    ---------------------------
TOTAL CURRENT ASSETS                                    400.9       366.5

Property, plant and equipment--net                      679.9       670.7
Goodwill                                                405.9       365.5
Identifiable intangible assets--net                     178.4       182.1
Receivable from Parent                                    1.4         1.2
Other assets                                             42.5        43.1
                                                    ---------------------------
TOTAL ASSETS                                         $1,709.0    $1,629.1
                                                    ===========================

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Short-term bank debt                                  $    -      $   0.4
Accounts payable                                        122.1       111.2
Accrued expenses                                         58.7        70.6
Income taxes payable                                      7.2         5.3
Current maturities of long-term debt                      7.1          -
                                                    ---------------------------
TOTAL CURRENT LIABILITIES                               195.1       187.5

Long-term debt                                          846.8       847.1
Postretirement benefits other than pensions               5.8         5.8
Accrued pensions                                         37.7        34.9
Deferred income taxes                                    18.2        18.1
Accrued environmental                                    18.2        18.2
Other non-current liabilities                            20.3        17.8

STOCKHOLDER'S EQUITY
Common stock                                               -           -
Paid in capital                                         498.0       498.0
Retained earnings (deficit)                              14.1        (1.9)
Accumulated other comprehensive income                   54.8         3.6
                                                    ---------------------------
TOTAL STOCKHOLDER'S EQUITY                              566.9       499.7
                                                    ---------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY           $1,709.0    $1,629.1
                                                    ===========================

                                Noveon, Inc.

               Condensed Consolidated Statement of Cash Flows
                           (dollars in millions)


                                                        SIX MONTHS ENDED
                                                            JUNE 30,

                                                        2003         2002
                                                    ---------------------------
                                                           (unaudited)
OPERATING ACTIVITIES
Net income                                             $   16.0     $  24.3
Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                           43.8        40.1
   Deferred income taxes                                    0.1         1.4
   Debt issuance cost amortization in interest
     expense                                                2.7         2.8
   Cumulative effect of accounting change--net of
     tax                                                    0.5          -
   Change in assets and liabilities, net of
     effects of acquisitions of businesses                (22.4)       (6.7)
                                                    ---------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                  40.7        61.9

INVESTING ACTIVITIES
Purchases of property, plant and equipment                (29.6)      (12.2)
Payments made in connection with acquisitions,
  net of cash acquired                                    (10.7)      (20.5)
                                                    ---------------------------
NET CASH (USED) BY INVESTING ACTIVITIES                   (40.3)      (32.7)

FINANCING ACTIVITIES
Decrease in short-term debt                                (0.3)       (0.3)
Payments on long-term borrowings                             -        (11.7)
                                                    ---------------------------
NET CASH (USED) BY FINANCING ACTIVITIES                    (0.3)      (12.0)

Effect of exchange rate changes on cash and cash
  equivalents                                               1.8         1.7
                                                    ---------------------------
Net increase in cash and cash equivalents                   1.9        18.9
Cash and cash equivalents at beginning of period           79.5       120.0
                                                    ---------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $   81.4     $ 138.9
                                                    ===========================

                                Noveon, Inc.

 Reconciliation of Net Cash Provided by Operating Activities to EBITDA and Free
                                 Cash Flow
                           (dollars in millions)


                                          THREE MONTHS        SIX MONTHS
                                             ENDED               ENDED
                                            JUNE 30,            JUNE 30,
                                       ----------------- ----------------------
                                         2003     2002       2003      2002
                                       ----------------- ----------------------
                                                    (unaudited)

Net cash provided by operating
  activities                           $ 40.4   $ 59.1     $ 40.7    $ 61.9
Add interest expense (excluding debt
  issuance cost amortization)            16.9     17.8       33.4      35.7
Current income tax expense, net of
  deferred income tax expense             1.3      2.0        3.5       3.5
Changes in assets and liabilities,
  net of effects of acquisitions
  of businesses                          (6.2)   (21.3)      22.4       6.7
                                       ----------------- ----------------------
EBITDA                                 $ 52.4   $ 57.6    $ 100.0    $107.8
                                       ================= ======================


EBITDA from above                       $52.4    $57.6     $100.0    $107.8
Purchases of property, plant and
  equipment                             (13.1)    (7.3)     (29.6)    (12.2)
Changes in accounts receivable,
  inventory and accounts payable        (10.8)     2.4      (20.4)    (14.9)
                                       ----------------- ----------------------
Free cash flow                         $ 28.5   $ 52.7     $ 50.0    $ 80.7
                                       ================= ======================

                                Noveon, Inc.
           Condensed Consolidated Income Statement Reconciliation
         of Results as Reported to Results Excluding Special Items
                 Three Months Ended June 30, 2003 and 2002
                           (dollars in millions)
                                                          2003
                                         --------------------------------------
                                                                 EXCLUDING
                                                        SPECIAL   SPECIAL
                                           REPORTED      ITEMS     ITEMS
                                         --------------------------------------
    Sales                                $   294.0     $   -    $  294.0
    Cost of  sales                           208.2         -       208.2
                                         --------------------------------------


    Gross profit                              85.8         -        85.8
    Selling and administrative expenses       50.4         -        50.4
    Amortization expense                       3.7         -         3.7
    Restructuring and consolidation
      costs                                    1.0       (1.0)        -
                                         --------------------------------------

    Operating income                          30.7        1.0       31.7
    Interest expense - net                    18.2         -        18.2
    Other expense - net                        0.3         -         0.3
                                         --------------------------------------
    Income before income taxes                12.2        1.0       13.2
    Income tax expense                         1.5        0.1        1.6
                                         --------------------------------------
    Net income                           $    10.7    $   0.9    $  11.6
                                         ======================================

                                                         2002
                                         --------------------------------------
                                                                    EXCLUDING
                                                        SPECIAL      SPECIAL
                                           REPORTED      ITEMS        ITEMS
                                         --------------------------------------
    Sales                                $    280.9    $   -       $ 280.9
    Cost of sales                             186.3        -         186.3
                                         --------------------------------------


    Gross profit                               94.6        -          94.6
    Selling and administrative expenses        51.3        -          51.3
    Amortization expense                        3.3        -           3.3
    Restructuring and consolidation
      costs                                     1.7      (1.7)          -
                                         --------------------------------------

    Operating income                           38.3       1.7         40.0
    Interest expense - net                     19.2        -          19.2
    Other (income) - net                       (0.1)       -          (0.1)
                                         --------------------------------------
    Income before income taxes                 19.2       1.7         20.9
    Income tax expense                          3.4       0.3          3.7
                                         --------------------------------------
    Net income                           $     15.8     $ 1.4       $ 17.2
                                         ======================================

Note: The special items include the restructuring and consolidation costs in 2003 and 2002.

                                Noveon, Inc.
           Condensed Consolidated Income Statement Reconciliation
         of Results as Reported to Results Excluding Special Items
                  Six Months Ended June 30, 2003 and 2002
                           (dollars in millions)
                                                          2003
                                         --------------------------------------
                                                                    EXCLUDING
                                                        SPECIAL      SPECIAL
                                           REPORTED      ITEMS        ITEMS
                                         --------------------------------------
    Sales                                $   576.3     $   -        $  576.3
    Cost of  sales                           408.8         -           408.8
                                         --------------------------------------

    Gross profit                             167.5         -           167.5
    Selling and administrative expenses      100.8         -           100.8
    Amortization expense                       7.3         -             7.3
    Restructuring and consolidation
      costs                                    3.0       (3.0)            -
                                         --------------------------------------

    Operating income                          56.4        3.0           59.4
    Interest expense - net                    36.1         -            36.1
    Other expense - net                        0.2         -             0.2
                                         --------------------------------------
    Income before income taxes and
      cumulative effect of accounting
      change                                  20.1        3.0           23.1
    Income tax expense                         3.6        0.6            4.2
                                         --------------------------------------
    Income before cumulative effect
      of accounting change                    16.5        2.4           18.9
    Cumulative effect of accounting
      change - net of tax                      0.5       (0.5)            -
                                         --------------------------------------
    Net income                           $    16.0     $  2.9       $   18.9
                                         ======================================

                                                         2002
                                         --------------------------------------
                                                                 EXCLUDING
                                                        SPECIAL   SPECIAL
                                           REPORTED      ITEMS     ITEMS
                                         --------------------------------------
    Sales                                $    540.3    $   -     $ 540.3
    Cost of sales                             363.4        -       363.4
                                         --------------------------------------

    Gross profit                              176.9        -       176.9
    Selling and administrative expenses       100.4        -       100.4
    Amortization expense                        7.0        -         7.0
    Restructuring and consolidation
      costs                                     1.8      (1.8)        -
                                         --------------------------------------
    Operating income                           67.7       1.8       69.5
    Interest expense - net                     38.5        -        38.5
                                         --------------------------------------
    Income before income taxes                 29.2       1.8       31.0
    Income tax expense                          4.9       0.3        5.2
                                         --------------------------------------
    Net income                           $     24.3    $  1.5     $ 25.8
                                         ======================================

Note: The special items include the restructuring and consolidation costs in 2003 and 2002. Furthermore, the cumulative effect adjustment of an accounting change in 2003 is also a special item included in 2003.

                                Noveon, Inc.

       Reconciliation of Net Cash Provided by Operating Activities to
                       EBITDA Excluding Special Items
                           (dollars in millions)


                                          THREE MONTHS        SIX MONTHS
                                             ENDED              ENDED
                                            JUNE 30,           JUNE 30,
                                       ------------------ ---------------------
                                         2003     2002       2003      2002
                                       ------------------ ---------------------
                                                    (unaudited)

Net cash provided by operating
  activities                             $ 40.4  $ 59.1    $ 40.7     $ 61.9
Add interest expense (excluding debt
  issuance cost amortization)              16.9    17.8      33.4       35.7
Current income tax expense, net of
  deferred income tax expense               1.3     2.0       3.5        3.5
Changes in assets and liabilities,
  net of effects of acquisitions
  of businesses                            (6.2)  (21.3)     22.4        6.7
Restructuring and consolidation costs       1.0     1.7       3.0        1.8
                                       ------------------ ---------------------
EBITDA excluding special items           $ 53.4  $ 59.3    $103.0     $109.6
                                       ================== =====================